As filed with the Securities and Exchange Commission on March 13, 2002
                                                      Registration No. 333-61834
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        Post Effective Amendment No. 1 To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  DYNACARE INC.
             (Exact Name of Registrant as Specified in its Charter)

         Ontario, Canada                              98-0337653
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                            14900 Landmark Boulevard
                               Dallas, Texas 75254
                                 (972) 387-3200
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

       DYNACARE INC. AMENDED AND RESTATED STOCK OPTION INCENTIVE PLAN AND
          DYNACARE INC. AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
                              (Full Title of Plan)

                                 Zbig S. Biskup
                             Chief Financial Officer
                                  Dynacare Inc.
                            14900 Landmark Boulevard
                               Dallas, Texas 75254
                                 (972) 387-3200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                              David P. Stone, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                              EXPLANATORY STATEMENT

         A total of 2,000,000 common shares of Dynacare Inc. (the "Company" or "Registrant"), a company organized under the laws of the Province of Ontario, Canada, were registered in connection with the Company's Amended and Restated Stock Option Incentive Plan (the "Incentive Plan"), which shares were registered on a Registration Statement on Form S-8 filed on May 29, 2001 (Registration No. 333-61834) (the "May 2001 Form S-8"). Pursuant to the telephonic interpretation of the Securities and Exchange Commission set forth in Section G. Securities Act Forms, No. 66 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, on the May 2001 Form S-8, the Registrant also registered a total of 909,340 common shares in connection with the Company's Amended and Restated Employee Stock Option Plan (the "Employee Plan").

         Of the 2,000,000 shares registered in connection with the Incentive Plan, 200,000 shares were subject to options that are being cancelled under the Incentive Plan. The Registrant paid an aggregate of $350.00 to register these 200,000 shares at the time of filing the May 2001 Form S-8. Pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission set forth in Section G. Securities Act Forms, No. 89 and No. 90 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, 200,000 common shares of the Registrant registered under the Incentive Plan on the May 2001 Form S-8 are being carried forward to, and deemed covered by, the May 2001 Form S-8 in connection with the Registrant's Employee Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  Pursuant to General Instruction E to Form S-8 , the contents of the May 2001 Form S-8 filed by the Registrant with respect to the securities offered by the Incentive Plan and the Employee Plan are hereby incorporated by reference.















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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, as of March 13, 2002.

                              DYNACARE INC.



                              By:      /s/ Harvey A. Shapiro
                                       -----------------------------
                                       Name:    Harvey A. Shapiro
                                       Title:   President and Chief Financial
                                                Officer















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

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey A. Shapiro and Zbig S. Biskup, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                      Title                              Date
                  ---------                                      -----                              ----
/s/ Harvey A. Shapiro                           Chairman, President, Chief Executive           March 13, 2002
----------------------------------------        Officer and Director
Harvey A. Shapiro                               (Principal Executive Officer)

/s/ Zbig S. Biskup                              Executive Vice President, Chief                March 13, 2002
----------------------------------------        Financial Officer and Secretary
Zbig S. Biskup                                  (Principal Financial Officer and
                                                Principal Accounting Officer)

                                                Director
----------------------------------------
Paul Bellamy

/s/ William T. Brock                            Director                                       March 13, 2002
----------------------------------------
William T. Brock

/s/ Dino Chiesa                                 Director                                       March 13, 2002
----------------------------------------
Dino Chiesa
                                                Director
----------------------------------------
Donald J. Edwards

/s/ Albert J. Latner                            Chairman Emeritus and Director                 March 13, 2002
----------------------------------------
Albert J. Latner


                                      II-4

                                                Director
----------------------------------------
Robert J. Lipsig

/s/ Thomas Edward Long                          Director                                       March 13, 2002
----------------------------------------
Thomas Edward Long

                                                Director
----------------------------------------
Bruce V. Rauner




















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